Stream Global Services Investor and Corporate Presentation June 2009 Company Confidential Exhibit 99.1

Stream Overview
• 15+ years of experience in BPO outsourcing services –
high-end technical support and customer care
• Full service CRM and BPO company
• Experienced management team of industry veterans
• Strong double-digit revenue growth year over year
since 2004: $580 million to $600 million plus
estimated range for 2009
• Strong EBITDA growth and earnings power
• Solid balance sheet and capital base
• Well funded sponsorship from Ares Management
LLC: $30 billion under management
• Managing 80+ million customer contacts a year for
100+ clients
• Presence of every continent with Fortune 1000 clients
• 17,000 employees in 18 countries, 35 solution centers
– multi-shore strategy employed across our network
Global Scale
Financial Stability
Trusted Partner

3 Our Vision, Mission, Values Stream Confidential

Our Vision: Build a Fully Integrated BPO Company
Integrated BPO Model Servicing Fortune 1000 clients both on-shore and off-shore using state-of-the-art technology
Common Technology Infrastructure with Specific Software Applications
World class clients in technology, software, telecommunications, healthcare, government and education sectors
Global service location footprint – North America, Europe, India, China, the Philippines, Latin America and South America
Credit and collections
Billing services
Data analytics
Reporting services
Finance
&
Accounting
Lead generation
Web portal mgmt
Up-selling services
Customer retention
Sales
&
Marketing
CRM
Customer care
Warranty services
Technical support
SaaS/Portals
Data
Management
EMR database
Hosting services
Application management
Digital document
management
Transcription and
interpretation
IVR technology
Hosting
Information
&
Language Services
BPO Service Cycle
Stream Confidential

CRM Market estimated to grow to $95 billion by 2012: 11.5% CAGR
Growth Drivers
Vendor Consolidation
Increasing Propensity to Outsource
Migration of Captive Internal Operations to Outsourcers
Massive Industry Consolidation
CRM Industry Growth
Source: IDC WW & US Customer Care BPO Report
Stream Confidential

6 Financial Summary Stream Confidential 2007 results include Stream Holdings (SHC) only 2008 Adjusted & Pro-forma estimate assuming SHC acquisition for full year 2009 estimates mid-point of range

Stream Confidential
Q1 Consolidated Income Statement
Pro Forma Adjusted for 2008 Pre-Acquisition Client Losses
**  Q1’08 Pro-forma adjusted for loss of several clients prior to July 31, 2008 acquisition

Stream’s Diversified Sector and Client Portfolio
Communications Broadband 13%
Computing & Hardware 44%
Software/Networking 15%
Entertainment & Media 15%
Retail/Consumer Electronics 13%
& Other
Industries Served in 2009B Revenue %
Stream Confidential

Smart Shore Model for Global Coverage
London, ON
Chilliwack, BC
Beaverton, OR
La Coruña, SP
Belleville, ON
Watertown, NY
Sergeant Bluff, IA Milan, IT
Angers, FR
Berlin, GE
San Salvador, ES
Tampa, FL
Santo Domingo, DR
Mumbai, India
Manila, PH
Cairo, EG
Tunis, TUN (3)
Derry, UK (2)
Velizy, FR
Szczecin, PO
Sofia, BU
Cagliari, IT
Brazil
CALA #6
2   Tier US
Russia
China
Japan
San Jose, CR
Dublin, IR
South Africa
Nordic Site
AMERICA Sites
EMEA Sites
APAC Sites
Expansion Possibilities
Cape Breton, NS
Helsingborg, SW
Argentina
Dallas, TX
Amsterdam, NL
Stream Confidential
WW HEADQUARTERS
BOSTON, MA
EMEA HEADQUARTERS
AMSTERDAM, NL
nd

10 Strategic Initiatives – 2009 and Beyond Stream Confidential

11